SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                FORM 8-K/A-1

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                              August 18, 2005
                              ---------------
                               Date of Report
                     (Date of earliest event reported)


                          THE AUTOLINE GROUP, INC.
                          ------------------------
           (Exact name of registrant as specified in its charter)



    Utah                          000-49817                       87-0671592
    ----                          ---------                       ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)
                          5063 North Riverpark Way
                             Provo, Utah 84604
                             -----------------
                   (Address of Principal Executive Offices)

                               (801) 319-2324
                               --------------
                       (Registrant's Telephone Number)

                           5442 South 900 East #125
                          Salt Lake City, Utah 84117
                          --------------------------
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     (a) Effective as of August 18, 2005, the Registrant, ("Autoline," the "Company," "we," "our," "us" and words of similar import); Autoline Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of Autoline ("Subsidiary"); and GeNOsys, Inc., a Nevada corporation ("GeNOsys"); executed an Agreement and Plan of Merger (the "Merger Agreement"), whereby Subsidiary merged with and into GeNOsys with GeNOsys being the surviving entity and becoming a wholly-owned subsidiary of ours; and whereby each one
(1) share of issued and outstanding common stock of GeNOsys (the "GeNOsys Shares") were exchanged by the GeNOsys stockholders (the "GeNOsys Stockholders") for one (1) share of our common stock, amounting to 40,000,000 shares in the aggregate, all "restricted securities" as defined in Rule 144 (the "Merger").

     Our Board of Directors conditioned the completion of the Merger Agreement on the execution and delivery of a Compromise and Settlement Agreement (the "Settlement Agreement") by and among 1017975 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta ("1017975"); the shareholders of 1017975 (the "1017975 Shareholders"); John W. R. Miller ("Miller") and Christie M. Jones ("Jones"), both of whom were and are currently directors and executive officers of GeNOsys, and GeNOsys, a copy of which was attached to the initially filed Current Report and incorporated herein by reference, and under which we are a third party beneficiary, along with the execution and delivery of a Shareholder Consent to Proposed Merger (the "Shareholder Consent") by each of the GeNOsys Stockholders, a copy of which was also attached to the initially filed Current Report and incorporated herein by reference. There were no dissenters to the Merger. See Item 9.01, Exhibits A and B of Exhibit 2.1.


     As a part of the execution and delivery of the Settlement Agreement, Miller, Jones, Larry Kincade ("Kincade") and Richard Bayly ("Bayly") executed and delivered a Technology Transfer Agreement (the "Technology Transfer Agreement") that was also attached to the initially filed Current Report and incorporated herein by reference and by which Miller, Jones, Kincade and Bayly assigned all of their right, title and interest in the technology (the "Technology") listed in the Technology Agreement to GeNOsys. See Item 9.01, Exhibit C of Exhibit 2.1. Pursuant to the Settlement Agreement, 1017975 and the 1017975 Shareholders also agreed that neither owned nor had any right to acquire certain patents and other intellectual property rights (the "Rights") described therein; that the 1017975 Shareholders would be issued shares of common stock that were "restricted securities" of GeNOsys, and then of our Company under the Merger, and that they would have "piggy-back registration rights" on such shares of common stock; that all disputes regarding the Rights were compromised and settled; and that each party to the Settlement Agreement would indemnify and hold harmless the other parties with respect to any claims arising out of any such disputes.


     The combination of these entities was treated as a "reverse" purchase for accounting purposes, with GeNOsys becoming our wholly-owned subsidiary on the closing of the Merger Agreement.

     The following are the principal terms of the Merger Agreement:

     1. Subsidiary merged with and into GeNOsys, with GeNOsys being the Surviving Corporation (as defined therein); the separate existence of Subsidiary ceased.

     2. Each one (1) GeNOsys Share was exchanged for one (1) share of our common stock, amounting to 40,000,000 shares in the aggregate.


     3. James P. Doolin ("Doolin"), our former President and director, in consideration of the sum of $25,000 in cash that we had the 30 day option of paying by the conveyance of the outstanding voting securities of our other wholly-owned subsidiary, The Autoline Group 2, Inc. ("Autoline 2"), which was engaged in the purchase and sale of automobiles, executed and delivered an Indemnification Agreement regarding the payment and personal indemnification of us and GeNOsys from and against any breach of warranty or false representation made in the Merger Agreement and any and all past liabilities of any type or nature whatsoever of ours existing immediately prior to the closing, and which included but were not limited to our expenses related to the negotiation and the closing of the Merger Agreement, and the compromise and settlement of any amounts due and owing by us to Mr. Doolin for advances, loans or services to or for the benefit of us or otherwise that were incurred by us prior to closing. Effective September 12, 2005, our Board of Directors elected to convey to Doolin the outstanding voting securities of Autoline 2, in lieu of payment of the $25,000; at that date, the assets and operations of Autoline 2 were nominal, and Doolin assumed all liabilities of Autoline 2.


     As of the closing of the Merger Agreement, and including our currently outstanding shares, there are or will be on issuance, 42,556,500 post-Merger outstanding shares of our common stock.

     A copy of the Merger Agreement, including all material exhibits and related instruments, accompanied the initially filed Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 9.01, Exhibit 2.1.

Item 2.01     Completion of Acquisition or Disposition of Assets.

(a)     See Item 1.01 above.

(b) Pursuant to the Technology Transfer Agreement, certain intellectual property rights (the "Technology Rights") to the technologies described in the patents, patent applications and design registration and design application described therein, were sold, transferred and assigned to GeNOsys.

(c) The Technology Rights were sold, transferred and assigned by Miller, Jones, Kincade and Bayly, all of whom were 1017975 Shareholders. Following the closing of the Merger, Miller and Jones became directors of our Company and the President and Secretary/Treasurer, respectively, of our Company.

(d) The purchase price paid for the Technology Rights was $20.00, which was paid by the issuance to Miller, Jones, Kincade and Bayly of a total of 200,000 shares of the GeNOsys Shares, 75,000 shares each to Miller and Jones and 25,000 shares each to Kincade and Bayly.

Item 3.02     Unregistered Sales of Equity Securities.

     See Items 1.01 and 2.01 above.

Item 5.01     Changes in Control of Registrant.

     See Items 1.01 and 2.01 above.

     Pursuant to the Merger Agreement and by virtue of the percentage of our common stock acquired under the Merger by the GeNOsys Stockholders, this Merger is deemed to have involved a "change of control" of our Company.

     The source of the consideration used by the GeNOsys Stockholders to acquire their interests in our Company was the exchange of their respective GeNOsys Shares as outlined above.

     The primary basis of such "control" by the GeNOsys Stockholders is stock ownership and/or executive officer or director positions.

     To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock prior to the closing of the Merger, and the share holdings of the then members of our management, such computations being based upon the 2,556,500 shares of our common stock that were then outstanding:

Name                             Positions Held     Shares Owned        %
----                             --------------     -------------      --

Steven Brand                      Stockholder         237,500         9.3%
885 E. Three Fountains Dr. #212
Salt Lake City, UT 84107

Elinore Doolin*                   Stockholder         235,000         9.2%
8439 South Sun Valley Dr.
Sandy, UT 84093

James P. Doolin                   President and     1,000,000        39.1%
5130 S. Fort Apache, #215-413     Director
Las Vegas, Nevada  89148

Cory Powers                        Stockholder         237,500       9.3%
864 Northcrest
Salt Lake City, UT 84103

Quad D LTD Partnership*            Stockholder         240,000       9.4%
Sharlene Doolin
5 Pepperwood Drive
Sandy, UT 84092

Burke Staker                       Secretary/          500,000      19.5%
10292 So. Dimple Dell Road         Treasurer and
Sandy, UT 84092                    Director

TOTAL                                                2,450,000      95.8%

     * Sharlene Doolin is deemed a beneficial owner of these shares as she is the general partner of Quad D LTD Partnership; and she is the mother of James Doolin. She is also the daughter-in-law of Elinore Doolin.

     To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock following the closing of the Merger, and the share holdings of the new members of our management, such computations being based upon the 42,556,500 shares of our common stock that are or will be outstanding following the closing of the Merger:

Name                           Positions Held       Shares Owned        %
----                           --------------       ------------       ---

John W. R. Miller              President and         25,093,592*       58.9%
5063 N. Riverpark Way          Director
Provo, Utah  84604

Christie Melanie Woodruff      Secretary/               195,000*        0.46%
Jones                          Treasurer and
5063 N. Riverpark Way          Director
Provo, Utah  84604

Clark M. Mower                 Director               8,357,864         19.6%
5509 Mountain View Drive
Mountain Green, Utah  84050

Smith Consulting Services, Inc. Stockholder           3,800,000          8.9%
455 East 500 So., #201
Salt Lake City,  Utah 84111

Total:                                               37,446,456*        87.9%

     * These amounts include 120,000 shares which are jointly owned by John W. R. Miller and Christie Melanie Jones.


     The following is additional information regarding GeNOsys, Inc., a Nevada corporation ("GeNOsys").

ORGANIZATION AND BUSINESS DEVELOPMENT AND BUSINESS.
---------------------------------------------------

     Organization and Business Development.
     --------------------------------------

     References to our "Company," "our," "we," "us" and words of similar import refer to The Autoline Group, Inc., a Utah corporation (the "Registrant" or "Autoline"), GeNOsys or the combined Autoline and its wholly-owned subsidiary, GeNOsys, as applicable. Our only current operations are those of GeNOsys that are and will be conducted through GeNOsys as our wholly-owned subsidiary.

     Autoline.
     ---------

     For any historical information regarding Autoline under any caption that is not included below, please see the Registrant's 10SB Registration Statement, as amended, duly filed with the Securities and Exchange Commission on May 14, 2002, and amended on September 10, 2002, November 19, 2002 and December 9, 2002 (our 10SB"); the Registrant's 10-KSB Annual Report for the year ended November 30, 2004, duly filed with the Securities and Exchange Commission on February 24, 2005 (our "2004 10-KSB"); and the Registrant's 10-QSB Quarterly Report for the quarter ended May 31, 2005, duly filed with the Securities and Exchange Commission on July 14, 2005 (our "May 31 10-QSB") which are incorporated herein by reference. See Item 9.01.

     Effective September 12, 2005, we conveyed all of the securities of our wholly-owned subsidiary, Autoline 2, through which we conducted all of our automobile purchase and sale operations, as payment of our obligations under our Indemnification Agreement with Doolin; with this conveyance, we ceased all of these operations. Our only current operations are those intended to be conducted by GeNOsys that are discussed below. See Item 1.01.

     On September 19, 2005, we filed a Definitive Information Statement with the Securities and Commission and mailed it to our shareholders on that date respecting resolutions of our Board of Directors and persons owning a majority of our outstanding voting securities that would amend our Articles of Incorporation by changing our name to "GeNOsys, Inc.," to be effective on or about October 10, 2005.

     GeNOsys.
     --------

     The following contains "Forward-looking Statements." See the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," below, for a summary of these forward-looking statements that are incorporated in the discussion below.

     GeNOsys was organized under the laws of the State of Nevada on June 30, 2005.

     On inception, John W. R. Miller, GeNOsys' President and our President and a director, subscribed to purchase 24,873,592 shares for which he paid $2,487.36; and Clark M. Mower, a director of GeNOsys and our Company, subscribed to purchase 8,357,864 shares for which he paid $835.79.

     Under the Settlement Agreement referenced in Item 1.01 above, the 1017975 Shareholders were issued an aggregate of 2,768,544 shares; and under the Technology Transfer Agreement referenced in Item 1.01, an aggregate of 200,000 shares were issued, 75,000 shares each to John W. R. Miller and Christie Woodruff Jones (the GeNOsys Secretary/Treasurer and our Secretary/Treasurer and a director), and 25,000 shares each to Larry Kincade and Richard Bayly.

     Pursuant to a Consulting Agreement executed prior to the incorporation of GeNOsys on March 31, 2005, with Smith Consulting Services, Inc., a Utah corporation ("SCS"), and adopted and ratified by the Board of Directors of GeNOsys on July 14, 2005, SCS was issued 3,800,000 shares valued at $0.01 per share for services rendered to GeNOsys.

     For additional information regarding these share issuances, see the caption "RECENT SALES OF UNREGISTERED SECURITIES," below.

     Business.
     ---------

          Autoline.
          ---------

     For a discussion of Autoline's prior business operations, see Part I,
Item 1, of the 2004 10-KSB.

          GeNOsys.
          --------

     We have not commenced planned principal operations. Our only business conducted to the date hereof was the acquisition of our Technology Rights pursuant to the Technology Transfer Agreement referenced in Item 1.01 above and as specifically described under the heading "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts," of this caption, below. The Technology Rights primarily cover the patent and design applications of our nitric oxide gas generator and our medical gas generator that have been filed in the United States and Canada.

     GeNOsys (generated nitric oxide systems) is a medical research and development company that intends to specialize in pharmaceutical, bio-technical and medical gas generating systems. Nitric oxide gas will be the primary gas for medical and non-medical uses that will be generated by us, along with various combinations of beneficial medical gases suitable for the treatment of human diseases.

     Nitric oxide gas is produced and sold commercially by all major gas companies as a specialty gas mixture and calibration gas. Nitrogen dioxide is present in all nitric oxide gas currently produced; that limits the size of the dose of nitric oxide gas that can be administered to humans and animals.

     We have developed a proprietary compound formulation of tablets that will be utilized to produce nitric oxide gas in our generators. The nitric oxide gas is produced by in our desktop generators by heating this tablet compound to 325 degrees Centigrade. We believe that with further formulation of our proprietary compound, we can make nitric oxide gas with less toxic amounts of nitrogen dioxide so that the nitric oxide gas that is produced by our tablet formulation in our generators can be given in higher doses than are currently allowed to be given in the treatment of human and animal diseases. Our founders and 1017975 (see Item 1.01) were successful in producing nitric oxide gas with smaller amounts of nitrogen dioxide in 2003 and early 2004. We believe our process can produce nitric oxide gas in ample quantities for any current or prospective use and at a substantially reduced price of all currently available technologies. Our generators are also presently capable of producing carbon dioxide and oxygen for various uses.

     Our current generator model is capable of delivering sufficient quantities of nitric oxide gas for individual laboratory desktop use; we will require a smaller inexpensive version for one time use for the treatment of Tuberculosis ("TB") as discussed below; and for the treatment of animals on a farm or commercial enterprise, our generators would have to be larger. Dose size is proportionate to the size of the generator, with tablets for human use anticipated to be about 10 grams or about the size of vitamin C tablet. We need to further develop our generator and our tablet formulation for high production quantities and consistency. The tablets must have a known shelf life and be available in various configurations and produce known concentrations and known volumes of gas. Packaging will be another developmental process that will need to be addressed.

     We estimate that non-medical sales should be able to take place earlier than United Stated Food and Drug Administration ("FDA") approval; however, the development of our proprietary formulation tablet is the bottleneck to both the non-medical market as well as the application for an Investigation New Drug Number requirement to begin the FDA study. Selling our generator earlier into the market as laboratory equipment will pave the way for sales of our medical generator and proprietary tablets; but expected financial contributions from non-medical generator and tablet sales will be too late to help with the substantial costs of the FDA approval process for human medical uses. The contributions will be able to support our manufacturing and set-up costs and contribute to the overall profitability of our Company in due time, but we believe that they will require there own financing too. We anticipate that we can produce nitric oxide gas for the non-medical market as early as the beginning of fiscal 2007.

     All human medical uses of nitric oxide gas require FDA approval and the approval of similar international agencies. That is a long and expensive process, with no assurance that any such approval can ever be gained. We believe that we can reduce regulatory time by "proving equivalence" to existing, FDA approved, nitric oxide, compressed gas cylinders. We estimate that we can enter this market in fiscal 2011, if we are successful in "providing equivalence" in our testing, and subject to the availability of required funding. See the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," specifically, the heading "Plan of Operation," below, for a discussion of our milestones and funding requirements.

     Our desire is to target TB as the first disease to be attenuated through the use of inhaled nitric oxide generators because of the definitive end point of the disease, meaning that regulatory approval where a patient may die without the treatment usually involves a shorter research and development time line. We will probably require a small personal generator for the treatment of TB, along with tablets formulated for this use.

     Our objectives are to establish GeNOsys as the premier nitric oxide generating pharmaceutical company and to:

     * manufacture and sell medical grade nitric oxide generators and tablets for use in the relief of human diseases;

     * offer value added services such as custom generators adapted for the treatment of various diseases;

     * hire staff both currently identified and unidentified to implement our business concept;

     * complete studies that will verify the correct dosage and duration of inhaled nitric oxide;

     *     use these studies to obtain an IND No. from the FDA;

     * conduct conclusive studies of inhaled nitric oxide for the relief of TB;

     * gain FDA approval of our generating system for the relief of TB; to reach a break-even point by the end of year five; and

     * establish GeNOsys as the generator system that will be used off-label for a host of other diseases.

     We have identified certain key strategies that we feel are essential for our success:

     * the development of portable, economic, consistent generation of pure nitric oxide gas for medical use;

     *     key financial management team members;

     * technological advantage made possible through technical advancement in disease control using nitric oxide;

     * experienced, previously successful FDA regulatory management members gives us a strategic advantage;

     *     financially successful nitric oxide applications; and

     *     general public awareness of other nitric oxide medical products.

     Principal Products or Services and Their Markets.
     -------------------------------------------------

     Our principal products are our nitric oxide gas generator; our medical gas generator; and our proprietary compound formulation for use in these generators for producing nitric oxide gas. We believe that our Technology Rights represent an improvement in existing methods of producing and delivering nitric oxide gas. See the heading "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts," of this Item, below. There are no current human medical uses for nitric oxide that do not require prior FDA approval. See the heading "Need for any Governmental Approval of Principal Products or Services," of this Item, below.

     Our business model is built upon the sale of our gas generators to hospitals, laboratories and other medical groups requiring our products, with ongoing revenues being expected from the continued sale of our proprietary nitric oxide producing tablets.

     In order to further shorten the time line to cash flow and to lessen the cash demand, laboratory sales of generating devices will commence as soon as possible. Less stringent regulatory demands make this an attractive method of infiltration into the research community. Traditionally, research and laboratory markets are offered "safe harbor" status from patent infringement and legal entanglements that are designed to impede entry by newcomers into the market. As sales increase in the laboratory market, new uses for the gas generator will be spawned as well as new applications and dose ranges for other diseases that may be unknown at this time. This new knowledge can be used to our advantage in customizing and updating generators for these new markets.

     The following are some of the projected uses of our Technology:

     Laboratory and Testing.
     -----------------------

     There is a substantial market for use of nitric oxide gas for use in experiments and various medical and non-medical trials and experiments, most of which do not require the use of a medically approved nitric oxide gas, which costs as much as $48,000 for a 2,500 PSI cylinder. We will target that market as soon as we have completed planned additional development of our generator and the further formulation of our proprietary compound, estimated to be completed by late fiscal 2006 or early fiscal 2007.

     TB.
     ---

     There is an urgent need to tackle TB in the world, with one billion cases expected by 2020 and 70 million moralities by 2020. Due to the high costs of antibiotics and the resistance of the new stain of TB to these antibiotics, TB has once again become a worldwide issue. Preliminary tests on human subjects at the University of Alberta Medical Research Center indicated successful treatment of this disease can be accomplished by the inhalation of 80 parts per million nitric oxide gas for a period of 24 consecutive hours. In discussions with the World Health Organization ("WHO"), the magnitude of producing enough nitric oxide gas for this therapy requires that a generator be used. The low cost and high volumes required make our nitric oxide generator the ideal choice for this project.

     Bovine TB.
     ----------

     This disease is easily transmitted from cattle, elk, deer and other herd animals to humans by means of sputum. This disease impacts the elk industry because any known cases of the disease require that the entire herd be terminated. In addition, herds that the infected animal originated from are also terminated. This presents a financial hardship for elk ranchers in that a dependable and economical cure has not been available. The generation of nitric oxide and the opportunity for low cost eradication of the disease will now be available through the use of our nitric oxide generators. The market size of this opportunity is indicated by the fact that the entire elk population in New Zealand has been diagnosed with bovine TB. As the approvals for the equine applications are obtained, a parallel track will be taken to gain approvals for bovine TB.

     Pets and Small Animals.
     -----------------------

     The generation of nitric oxide for use in the animal pet industry is of significant financial interest in that the market size is larger than the large animal industry. It is growing at an unprecedented rate with the advent of pet owners spending more on the health of their pets than on their own personal health. Caesarian section on poodles is not uncommon. Human medicine is reflected in the animal industry in every surgical procedure, analgesic application and ethical medical practice.

     Distribution Methods of the Products or Services.
     -------------------------------------------------

     In North America, the FDA restricts sales of drugs that do not meet with their approval. Our strategy will be to ensure that our human medical products are FDA approved. After FDA approval, we will choose an appropriate distributor that has a complimentary line of products. The estimated time to market is approximately five years. Existing sales of nitric oxide gas are over 100 million per year at very high dosage costs. We expect to significantly expand this market by reducing the per unit dosage costs. It is of importance to note that third world countries follow the lead of the FDA on matters concerning sale of pharmaceuticals in their countries. Regardless of their own health protection agencies, the FDA must first approve the product;
then their own approval is ordinarily granted as a formality.   Sales to third
world countries will be done in conjunction with the World Bank as well as the WHO. Sales of the pharmaceuticals to China for potential use in the treatment of SARS will be handled through a Canadian distribution company.

     Market strategy is linked to the key users of our products during our clinical trials. Early innovators will be sought out to use our products in our clinical trials. The early innovators are the best word of mouth advertisers in the medical community. We intend to secure the services of several key individuals who may be specifically helpful in advancing our sales and marketing opportunities.

     Generally, we will have direct to customer contacts to gain interest in our products by demonstration and use, and then, when productive, we will engage a distributor to handle our marketing and distribution.

     Status of any Publicly Announced New Product or Service.
     --------------------------------------------------------

     None; not applicable.

     Competitive Business Conditions.
     --------------------------------

     We are entering the medical device and therapy business. Although competitive, there are certain protections allowed an FDA approved drug. When approval is given, by default, other competitors are excluded because of the high costs of attaining the approval as well as the futility of duplicating the same drug application as investment in the same drug, would be unprofitable duplication. Patents also inhibit competition. Additionally, our anticipated low production cost nitric oxide gas may inhibit competitors from entry into the market. We estimate that 10 grams of our tablet formulation will produce one liter of one million parts per million gas. Therapeutic doses of gas range from 1ppm to 300ppm, thus allowing a serious volume advantage to us. Production costs of the chemical are expected to be a fraction of current industry costs.

     Regardless, we expect that all of our products under development will face intense competition from existing and future products marketed by large companies, including our generators and our proprietary compound formulation of tablets that will be utilized to produce nitric oxide gas. For risks associated with patent rights and other proprietary rights, see the Risk Factor, "We Face Intense Competition in the Markets Targeted by Our Products. Most All of Our Competitors Have Substantially Greater Resources than We Do, and We Expect That All of Our Products Candidates under Development Will Face Intense Competition from Existing or Future Drugs or Applications, Many of Which May Rely on Nitric Oxide as a Primary Source," below, under the caption "RISK FACTORS." Nitric oxide is sold commercially by all major gas companies as a specialty gas mixture and calibration gas. These gases are not medical use gases. The major competitors in this industry are Praxair (Union Carbide); Airgas; Air Liquide (Liquid Air); AGA (Europe); and Mattheson Gas.

     Extensive research is currently being done by numerous pharmaceutical companies, colleges and universities on various treatments utilizing nitric oxide gas. Over 20,000 articles have been published on various nitric oxide experiments and another 5,000 are being published yearly. Findings of these studies will only increase the current competition in this field for medical uses of nitric oxide.

     Sources and Availability of Raw Materials and Names of Principal
Suppliers.
----------

     The substances that make up our proprietary compound formulation of tablets that will be utilized to produce nitric oxide gas in our generators are common substances that are readily available from many sources.

     Dependence on One or a Few Major Customers.
     -------------------------------------------

     It is not presently anticipated that we will be dependent upon one or a few major customers for our success or for the sale of our products. We believe the markets for nitric oxide gas are wide and varied and will continue to grow. If our Technology is successful in producing low cost nitric oxide gas for non-medical use and for use in the treatment of human diseases and maladies as outlined above, we believe the use of nitric oxide gas will increase substantially, following further testing of its potential benefits for commercial use and in the treatment of humans.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts.
------------------------------

        We have and have succeeded to the following rights with respect to our products:

     * Nitric Oxide Gas Generator, Canadian Patent Application, Serial Number 2,413,834, Filed December 10, 2002;

     * Medical Gas Generator, Canadian Design Registration, Patent No. 104685, Issued November 23, 2004;

     * Nitric Oxide Gas Generator, U. S. Patent Application, Serial No. 10/733,805, Filed December 10, 2003;

     * Method of Inducing Bleeding After Dental Surgery, Canadian Patent Application, Serial No. 2,423,678, Filed March 27, 2003;

     * Method of Inducing Bleeding After Dental Surgery, U. S. Patent No. Application, Serial No. 10/811/778, Filed March 29, 2004; and

     * Medical Gas Generator, U. S. Design Application, Serial No. 29/204,287, Filed April 27, 2004.

     We have not filed any patent applications or other applications that may protect our proprietary compound formulation of tablets that will be utilized to produce nitric oxide gas in our generators; however, following further development and formulation of this compound, we anticipate filing patent applications in the United States, Canada and other foreign countries that will cover the molecular composition of this compound and its planned use or uses. We also anticipate further development and design of our generators. See the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," below, specifically, the heading "Plan of Operation."

     For risks associated with patent rights and other proprietary rights, see the Risk Factors, "If We Fail to Protect Our Technology, Our Ability to Pursue the Development of Our Technologies and Products Would Be Negatively Affected," "We Have Not Commissioned an Extensive Investigation Concerning Our Freedom to Practice or the Validity or Enforceability of Our Technology or Product Candidates, and We May Be Held to Infringe the Intellectual Property Rights of Others" and "We May Be Involved in Lawsuits to Protect or Enforce Our Patents, Which Could Be Expensive and Time Consuming," below, under the caption "RISK FACTORS."

     Need for any Governmental Approval of Principal Products or Services.
     ---------------------------------------------------------------------

     One of our corporate strategies is produce nitric oxide gas for use in the treatment of human diseases and maladies. That application will require prior FDA approval, which is expected to take many years; which is never assured; and which is very time consuming and costly. We do not presently have the funds available for these purposes, and no assurance can be given that we will be able to raise the required funding for this planned application of our products.

     The following is brief a summary of applicable governmental regulations to which we may be subject in our planned business operations that related to the use of our products in the treatment of humans.

     Regulation by governmental authorities in the United States and other countries is a significant factor affecting the timing of the commercialization of our generator and our nitric oxide tablet product. For human use of either, both will require regulatory approval by governmental agencies prior to commercialization. Various laws and regulations govern or influence the research and development, manufacturing, safety, labeling, storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable laws and regulations require the expenditure of substantial resources. Any failure by us to obtain or maintain, or any delay in obtaining or maintaining, regulatory approvals could materially adversely affect our business. Our policy will be to conduct our research and development activities in compliance with current FDA guidelines, and with comparable guidelines in other countries where we may be conducting clinical trials or other developmental activities.

     Clinical testing, manufacturing and marketing of human pharmaceutical products require prior approval from the FDA and comparable agencies in foreign countries. The FDA has established mandatory procedures and safety and efficacy standards that apply to the testing, manufacture and marketing of such products in the United States. In the United States, these procedures include pre-clinical studies, the filing of an Investigational New Drug Application ("IND") or equivalent, human clinical trials and approval of a New Drug Application ("NDA"). The results of pre-clinical testing, which include laboratory evaluation of product chemistry and animal studies to assess the potential safety and efficacy of the product and its formulations, must be submitted to the FDA as part of an IND that must be reviewed before clinical testing can begin. Clinical trials generally involve a three-phase process:

     * Phase I trials are conducted in volunteers or patients to determine the early side effect profile and, perhaps, the pattern of drug absorption, distribution and metabolism;

     * Phase II trials are conducted in groups of patients with a specific disease in order to determine appropriate dosages and dose regimens, expand evidence of the safety profile and, perhaps, determine preliminary efficacy; and

     * Phase III large scale, comparative trials are conducted on patients with a target disease in order to generate enough data to provide the statistical proof of efficacy and safety required by national regulatory agencies.

     The results of the preclinical and clinical testing are then submitted to the FDA in the form of an NDA for approval to commence commercial sales. The FDA may, in responding to an NDA, grant marketing approval, request additional information or deny the approval if it determines that the NDA does not provide an adequate basis for approval. Among the conditions for an NDA approval is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform on an ongoing basis with current Good Manufacturing Practices ("GMP"). In complying with GMP, we must continue to expend time, money and effort in the areas of production and quality control to ensure full compliance or engage the services of outside contractors who are well versed in compliance with these requirements. Following approval of the NDA, we are subject to periodic inspections by the FDA. Any determination by the FDA of manufacturing deficiencies could materially adversely affect our business.

     It is not presently anticipated that we will be manufacturing our generator or our nitric oxide tablet; we intend to develop our products through testing and then to contract to manufacture, sale or license those products for manufacture and sale by others.

     European countries generally follow the same procedures. The European Union has established a unified filing system administered by the Committee for Proprietary Medicinal Products ("CPMP") designed to reduce the administrative burden of processing applications for pharmaceutical products derived from new technologies. Following CPMP review and approval, marketing applications are submitted to member countries for final approval and pricing approval, as appropriate. In addition to obtaining regulatory approval of products, it is generally necessary to obtain regulatory approval of the facility in which the product will be manufactured. The approval process for medical devices in Europe is similar but is administered by private certification organizations known as Notified Bodies, which are accredited by each member state of the European Union. The receipt of regulatory approvals often takes a number of years, involves the expenditure of substantial resources and depends on a number of factors, including the severity of the disease in question, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. On occasion, regulatory authorities may require larger or additional studies, leading to unanticipated delay or expense. There can be no assurance that any approval will be granted and, even if granted, such approval may be withdrawn if compliance with regulatory standards is not maintained. In addition, the regulatory approval processes for products in the U.S., European countries and other countries around the world are undergoing or may undergo changes, and we cannot predict what effect any changes in the regulatory approval process may have on our business.

     In addition to the foregoing, our present and future business may be subject to various laws and regulations relating to safe working conditions, clinical, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, as well as national restrictions on technology transfer, and import, export and customs regulations and similar laws and regulations in foreign countries.

     Effect of Existing or Probable Governmental Regulations on
Business.
---------

     The following regulations are applicable to us:

     Sarbanes-Oxley Act.
     -------------------

     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

     * Our chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

     * Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

     * We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

     The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

     Penny Stock.
     ------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

     *    with a price of less than five dollars per share;

     *    that are not traded on a "recognized" national exchange;

     * whose prices are not quoted on the NASDAQ automated quotation system; or

     * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.

     This procedure requires the broker/dealer to:

     * get information about the investor's financial situation, investment experience and investment goals;

     * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

     * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

     * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investors' financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our stockholders to resell their shares.

     Reporting Obligations.
     ----------------------

     Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

     We are also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.

     Small Business Issuer.
     ----------------------

     The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a "Small Business Issuer," defined to be an issuer that has revenues of less than $25,000,000; is a U.S. or Canadian issuer; is not an investment company; and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non-affiliates) of $25,000,000 or more. We are deemed to be a "small business issuer."

     The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. ("NASAA") have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets.

     Research and Development.
     -------------------------

     We have not commenced planned principal operations. The development of our business plan and our Plan of Operation will require substantial expenditures for research and development of our products, including our generator and our proprietary tablet formulation for production of nitric oxide gas. See the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," below, specifically, the heading "Plan of Operation." It is estimated that our founders and 1017975 spent approximately $900,000 in research and development of our Technology that we acquired under the Technology Transfer Agreement. See Item 1.01.

     Cost and Effects of Compliance with Environmental Laws.
     -------------------------------------------------------

     Neither we nor GeNOsys anticipate any material expense for compliance with environmental laws in connection with our planned or contemplated business operations as our Plan of Operations details that we will be using contractors well versed in dealing with the applicable hazzards associated with producing and packaging nitric oxide gas and other pharmaceuticals. See the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," specifically the heading "Plan of Operation," below.

     Number of Employees.
     --------------------

     We do not have any employees and will consider our employment needs as business developments require; however, we anticipate filling most of our needs for services through contract organizations and outside agreements with suppliers of services in the industries of our planned business operations as may be required.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.
----------------------------------------------------------

     Forward-looking Statement.
     --------------------------

     Statements made in this Form 8-K Current Report which are not purely historical are forward-looking statements with respect to our goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business, including, without limitation,
(i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

     Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

     Accordingly, results actually achieved may differ materially from
expected results in these statements.   Forward-looking statements speak only
as of the date they are made.   We do not undertake, and specifically
disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

     Plan of Operation.
     ------------------

     In December, 2003, our founders were successful in producing a portable, medical gas generator. We were able to produce oxygen, carbon dioxide and nitric oxide gas. The following year, 2004, improvements and simplifications were made in order to produce nitric oxide. Preliminary safety tests on animals were conducted and the results were eminently successful. The thrust to produce nitric oxide will be the main focus for the generator in the following phases. Each phase coincides with a specific milestone, cost and development process.

     Phase 1: In the first 12 months, we intend to contract with a pharmaceutical formulation development laboratory, (IriSys, Inc. is presently anticipated to be that laboratory) to improve the formulation and deliver the first nitric oxide generating tablets that will be produced under the FDA, Good Laboratory Practices, guidelines. Generators capable of using these tablets will also be manufactured by contractors, (Paradigm Group is presently anticipated to be that contractor) under the FDA, Good Manufacturing Practices, guidelines in preparation for entry into the commercial laboratory market as well as use for feasibility studies and preliminary animal safety and efficacy trials. These trials will also be contracted (Cato Venture Group ["Cato"]) is presently anticipated to be that company) and will be conducted within FDA and overseas requirement guidelines, in order to determine acceptable dose ranges for treatment of TB. This will be done in preparation for application to the FDA for an Investigational New Drug Number ("IND No."). Protection of proprietary, intellectual property, with molecular patent applications, will also be filed. Estimated time and cost for Phase I is not to exceed one year and $2,270,000.

     Phase II: In the following 12 months, we will prepare and submit IND No. application to the FDA. We will then begin human clinical trials for TB with our newly designed generators and formulated tablets. Coinciding with the clinical trials, the initial production improvements and Canadian Electrical Safety Association and Underwriters Laboratories Electrical Safety USA approvals for the generator will also be completed in order to facilitate multiple unit production. We will then contract an FDA approved, manufacturer to build the first production runs of commercial laboratory generators. These will be used for laboratory sales as well as for clinical trials. It is of strategic importance that the same generators be used for the clinical trials as will be commercially available for the medical market in order to have the device approved at the same time as the therapy. We will initiate and train a limited number of sales and service personnel in order to facilitate transition to a distributor. At this time, we will hire a CEO and the associated staff and lease appropriate office space. Estimated time and cost for Phase II is also one year and $2,500,000.

     Phase III: Complete contracted clinical trials for TB and submit to FDA for approval. Estimated time and cost for clinical trials is three to five years and between $6,000,000 to $7,000,000. We will continue laboratory generator sales and examine non-human spin-off opportunities for use of our product.

     Phase IV: Obtain FDA approval of generators for attenuation of TB. Overall time and cost to FDA approval is estimated to be six to eight years and $12,000,000. At this time, we will expand staff and facilities consistent with an orderly transition; train clinicians and distributors; manufacture and sell tablets and generators for TB; minimize costs of manufacturing and increase profits; and examine off-label uses for generators.

     These cost estimates were made by John W. R. Miller, our President, who has approximately 25 years of experience in the medical gas industry.

     Our plan of operation for the next 12 months is to complete the preparation and submission of the U.S. FDA Investigational New Drug Application ("IND") to support the generation of Nitric Oxide for use in treatment of human diseases.

     A Gap Analysis for the U.S. IND, meaning a Non-clinical Assessment, a Clinical Assessment and Chemistry, Manufacturing and Controls Assessment ("CMC"), preparation for attendance at a Pre-IND meeting with the FDA, and the U.S. IND, with the aid and assistance of Cato and IriSys.

     A Clinical Program and Study Design (s), meaning clinical experts will be utilized for assessment as well as attendance at a Pre-IND meeting, (if requested, with the aid and assistance of Cato).

     Our ability to carry out our plan depends entirely upon our ability to obtain additional substantial equity, debt financing or royalties. We can not assure you that we will receive this financing. If we do not receive such funding, we will not be able to proceed with our intended business plans.

     Funding.
     --------

     During the fourth quarter of 2005, we will conduct a private offering of approximately 3,833,334 shares of our common stock that are "restricted securities" as defined in Rule 144 to "accredited investors" only pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), at an offering price of $0.60 per share to raise approximately $2,300,000, to fund the commencement of our Plan of Operation. Substantial additional funds will still be required if we are to reach our goals that are outlined above, even if this planned offering is a success. We currently have no arrangements or understandings that will assure that we can successfully complete this offering, and no assurance can be given that we will be able to do so.
Without this funding, we cannot commence our planned business operations.

     Assumptions.
     ------------

     Our projections are based upon the following assumptions, among others:

     *     a slow-growth economy, without a major world recession;

     * that there are no unforeseen changes in technology that make our products obsolete;

     *     access to substantial equity capital and financing sufficient;

     *     FDA approval of our TB generator;

     *     that WHO will remain positive in its support for eradication of TB;
           and

     * that our FDA approved device for TB will be sold and prescribed off-label for numerous diseases.

RISK FACTORS.
-------------

     We are subject to the risks inherent in any newly formed, undercapitalized and developmental stage company, including, among other risk factors, the following:

We Have Not Had Any Operations; We Require Substantial Funding to Undertake Our Plan of Operation; and We May Never Generate Revenues Or, If We Are Able to Generate Revenues, Achieve Profitability.
--------------------------------------------

     We are focused on product development, and we have not generated any revenues to date utilizing our Technology. The process of developing our products requires significant clinical, development and laboratory testing and clinical trials. In addition, commercialization of our products will require that we obtain necessary regulatory approvals and establish sales and marketing capabilities, either through internal hiring or through contractual relationships with others. We expect to incur substantial losses for the foreseeable future as a result of anticipated increases in our research and development costs, including costs associated with conducting preclinical testing and clinical trials and regulatory compliance activities.

     Our ability to generate revenues and achieve profitability will depend on numerous factors, including success in:

     *    developing and testing our products;

     *    receiving regulatory approvals;

     *    commercializing our products; and

     *    establishing a favorable competitive position.

     Many of these factors will depend on circumstances beyond our control. We cannot assure you that we will ever bring any product to market or, if we are successful in doing so, that we will ever become profitable.

Our Products Are Based on a Technology That Could Ultimately Prove
Ineffective.
------------

     Our products are to be created using our proprietary Technology. We have not yet conducted laboratory or animal studies to establish whether the Technology is safe and effective for all of our intended uses. Ultimately, our research currently indicating that our Technology possesses beneficial properties, may prove to be incorrect. In this case, our products made from our Technology may not differ substantially from existing treatment methods and may in fact be inferior to them. If these products are substantially identical or inferior to treatment methods already available, the market for our products would be reduced or eliminated.

Our Products Are at an Early Stage of Development. If We Are Unable to Develop and Commercialize Our Products Successfully, We May Never Generate Revenues Or, If We Are Able to Generate Revenues, Achieve Profitability.
------------------------------------------------------------------------

     We have not commercialized any of our products or recognized any revenue from product sales utilizing our Technology. All of our proposed products using our Technology are in early stages of development. We must conduct significant additional research and development activities before we will be able to commercialize any products utilizing our Technology. We must successfully complete adequate and well-controlled studies designed to demonstrate the safety and efficacy of the product candidates and obtain regulatory approval before we are able to commercialize these product candidates for many uses. We may not be able to fund all of these programs to completion or provide the support necessary to perform the clinical trials, seek regulatory approvals or market any approved products. Even if we succeed in developing and commercializing one or more of our products utilizing our Technology, we may never generate sufficient or sustainable revenue to enable us to be profitable.

We Face Intense Competition in the Markets Targeted by Our Products. Most All of Our Competitors Have Substantially Greater Resources than We Do, and We Expect That All of Our Products Candidates under Development Will Face Intense Competition from Existing or Future Drugs or Applications, Many of Which May Rely on Nitric Oxide as a Primary Source.
-----------------------------------------

     We have not yet devoted substantial research efforts or capital to the development of our Technology and our products. However, even if our future efforts are successful in this regard, we expect that all of our products under development will face intense competition from existing and future
products marketed by large companies.   The markets for treatments for TB and
other diseases are well developed and populated with established drugs marketed by large pharmaceutical, biotechnology and generic drug companies. Each of these companies has significantly greater financial and other resources than we do. If we obtain regulatory approval to market one or more of our products, we will compete with these established drugs and will need to show that our products have safety or efficacy advantages in order to take market share and be successful, for many uses.

If We Lose Our Key Personnel or Are Unable to Hire Additional Personnel, We Will Have Trouble Growing Our Business.
---------------------------------------

     We will depend to a large extent on the abilities of our President, John
W. R. Miller. The loss of Mr. Miller or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

If We Fail to Protect Our Technology, Our Ability to Pursue the Development of Our Technologies and Products Would Be Negatively Affected.
-----------------------------------------------------------

     Our success will depend in part on our ability to obtain patents and maintain adequate protection of our Technology and products. If we do not adequately protect our intellectual property, competitors may be able to use our Technology to produce and market nitric oxide in direct competition with us and erode our competitive advantage. Some foreign countries lack rules and methods for defending intellectual property rights and do not protect proprietary rights to the same extent as the United States. Many companies have had difficulty protecting their proprietary rights in these foreign countries. We may not be able to prevent misappropriation of our proprietary rights. In addition, patent positions can be uncertain and involve complex legal and factual questions. We can protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets. Others may challenge our patents, or our patent applications may not result in issued patents. Moreover, any patents issued to us may not provide us with meaningful protection, or others may challenge, circumvent or narrow our patents. Third parties may also independently develop products similar to our products, duplicate our unpatented products or design around any patents on products we develop. Additionally, extensive time is required for development, testing and regulatory review of a potential product. While extensions of patent term due to regulatory delays may be available, it is possible that, before any of our product candidates can be commercialized, any related patent, even with an extension, may expire or remain in force for only a short period following commercialization, thereby reducing any advantages of the patent.

     In addition to patents, we will rely on a combination of trade secrets, confidentiality, nondisclosure and other contractual provisions, and security measures to protect our confidential and proprietary information. These measures may not adequately protect our trade secrets or other proprietary information. If they do not adequately protect our rights, third parties could use our technology, and we could lose any competitive advantage we may have. In addition, others may independently develop similar proprietary information or techniques or otherwise gain access to our trade secrets, which could impair any competitive advantage we may have.

We Have Not Commissioned an Extensive Investigation Concerning Our Freedom to Practice or the Validity or Enforceability of Our Technology or Product Candidates, and We May Be Held to Infringe the Intellectual Property Rights of Others.
-------

     Our ability to freely practice our products may be dependent upon the duration and scope of other patents held by third parties. Our patent, prior art and infringement investigations have been conducted primarily by us. Although we have consulted with our patent counsel in connection with our Technology investigations, our patent counsel has not undertaken an extensive independent analysis to determine whether our Technology or products infringe upon any issued patents or whether our patent applications relating to the Technology could be invalidated or rendered unenforceable for any reason or could be subject to interference proceedings. There may be patents or patent applications of which we are unaware, and avoiding patent infringement may be difficult. We may inadvertently infringe third-party patents. Third-party patents may impair or block our ability to conduct our business. There are no unresolved communications, allegations, complaints or threats of litigation related to the possibility that we might infringe patents held by others.

     Claims may be asserted against us that our products or Technology infringes patents or other intellectual property owned by others. We may be exposed to future litigation by third parties based on claims that our products or activities infringe the intellectual property rights of others. In the event of litigation, any claims may not be resolved in our favor. Any litigation or claims against us, whether or not valid, may result in substantial costs and may result in an award of damages, lost profits, attorneys fees, and tripling of those damages in the event that a court finds an infringement to have been willful. A lawsuit could also place a significant strain on our financial resources, divert the attention of management and harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

     * cease making, selling, offering or using any products that infringe a third party's intellectual property through an injunction;

     * obtain a license or an assignment from the holder of the infringed intellectual property right, which license or assignment may be costly or may not be available on reasonable terms, if at all;

     * redesign our products, which would be costly and time-consuming, and may not be possible.

We May Be Involved in Lawsuits to Protect or Enforce Our Patents, Which Could Be Expensive and Time Consuming.
--------------------------------

     Competitors may infringe our patents, if and when filed and granted, and we may file infringement claims to counter infringement or unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover our Technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly.

     Also, a third party may assert that our patents are invalid and/or unenforceable. There are no unresolved communications, allegations, complaints or threats of litigation related to the possibility that our patent applications are invalid or unenforceable. Any litigation or claims against us, whether or not merited, may result in substantial costs, place a significant strain on our financial resources, divert the attention of management and harm our reputation. An adverse decision in a litigation could result in inadequate protection for our products and/or substantially reduce our ability to effectuate our business plan.

     Interference proceedings brought before the U.S. Patent and Trademark Office may be necessary to determine priority of invention with respect to our patents or patent applications. During an interference proceeding, it may be determined that we do not have priority of invention for one or more aspects in our patents or patent applications and could result in the invalidation in part or whole of a patent or could put a patent application at risk of not issuing. Even if successful, an interference may result in substantial costs and distraction to our management.

     Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or interference proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors perceive these results to be negative, the price of our common stock in any market that may develop for it could be adversely affected.

We Intend to Rely on Third Parties to Manufacture the Compounds Used in One or More of Our Products. If These Third Parties Do Not Manufacture Our Product in Sufficient Quantities and at an Acceptable Cost, Development and Commercialization of Our Product Candidates Could Be Delayed, Prevented or Impaired.
---------

     We have no manufacturing facilities, and we have no experience in the clinical or commercial-scale manufacture of drugs or in designing drug manufacturing processes. We expect that certain specialized manufacturers will provide us with pharmaceutical compounds. We do not have any short-term or long-term manufacturing agreements with any of these manufacturers. If we fail to contract for manufacturing on acceptable terms or if third-party manufacturers do not perform as we expect, our development programs could be materially adversely affected.

     We intend to rely on third parties to manufacture some or all of our products that reach commercialization. We believe that there are a variety of manufacturers that we may be able to retain to produce these products. However, once we retain a manufacturing source, if our manufacturers do not perform in a satisfactory manner, we may not be able to develop or commercialize potential products as planned.

Failure by Our Third-party Manufacturers to Comply with the Regulatory Guidelines Set Forth by the FDA with Respect to Our Products Could Delay or Prevent the Commercialization of Our Products.
----------------------------------------------

     Our reliance on third-party manufacturers will expose us to the following additional risks, any of which could delay or prevent the completion of our clinical trials, the approval of our products by the FDA for some uses or other regulatory agencies or the commercialization of our products, result in higher costs or deprive us of potential product revenues:

     * Manufacturers are obligated to operate in accordance with FDA-mandated current good manufacturing practice ("cGMP") requirements. A failure of any of our third-party manufacturers to establish and follow cGMP requirements and to document their adherence to such practices may lead to significant delays in the availability of our products for commercial distribution.

     * Replacing our third-party manufacturers or contracting with additional manufacturers may require re-validation of the manufacturing processes and procedures in accordance with cGMP and compliance with supplemental approval requirements. Any such necessary re-validation and supplemental approvals may be costly and time-consuming.

     * Drug manufacturers are subject to ongoing periodic unannounced inspections by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMP requirements and other requirements under federal drug laws, other government regulations and corresponding foreign standards. If our third-party manufacturers or we fail to comply with applicable regulations, sanctions could be imposed on us, including fines, injunctions, civil penalties, seizures or recalls of product, operating restrictions and criminal prosecutions.

Our Products May Not Be Accepted by the Market.
-----------------------------------------------

     Our products may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any pharmaceutical product that we develop will depend on a number of factors, including:

     *    cost-effectiveness;

     * the safety and effectiveness of our products, including any potential side effects, as compared to alternative products or treatment methods;

     *    the timing of market entry as compared to competitive products;

     *    the rate of adoption of our products by doctors and nurses;

     * product labeling or product insert required by the FDA for each of our products;

     *    reimbursement policies of government and third-party payors;

     * effectiveness of our sales, marketing and distribution capabilities and the effectiveness of such capabilities of our collaborative partners, if any; and

     * unfavorable publicity concerning our products or any similar products.

     Our products, if successfully developed, will compete with a number of products manufactured and marketed by major pharmaceutical companies, biotechnology companies and manufacturers of generic drugs. Our products may also compete with new products currently under development by others. Physicians, patients, third-party payors and the medical community may not accept and utilize any of our product candidates. Physicians may not be inclined to prescribe the treatment methods created utilizing our Technology unless our products bring substantial and demonstrable advantages over other products currently marketed for the same indications. If our products do not achieve market acceptance, we will not be able to generate significant revenues or become profitable.

If We Fail to Establish Marketing, Sales and Distribution Capabilities, or Fail to Enter into Arrangements with Third Parties, We Will Not Be Able to Create a Market for Our Product Candidates.
-------------------------------------------

     Our strategy with our products is to control, directly or through contracted third parties, all or most aspects of the product development process, including marketing, sales and distribution. Currently, we do not have any sales, marketing or distribution capabilities. In order to generate sales of any product candidates, we must either acquire or develop an internal marketing and sales force with technical expertise and with supporting distribution capabilities or make arrangements with third parties to perform these services for us. The acquisition or development of a sales and distribution infrastructure would require substantial resources, which may divert the attention of our management and key personnel and defer our product development efforts. To the extent that we enter into marketing and sales arrangements with other companies, our revenues will depend on the efforts of others. These efforts may not be successful. If we fail to develop sales, marketing and distribution channels, or enter into arrangements with third parties, we will experience delays in product sales and incur increased costs.

In the Event That We Are Successful in Bringing Any Products to Market, Our Revenues May Be Adversely Affected If We Fail to Obtain Acceptable Prices or Adequate Reimbursement for Our Products from Third-party Payors.
----------------------------------------------------------------

     Our ability to commercialize pharmaceutical products successfully may depend in part on the availability of reimbursement for our products from:

     *    government and health administration authorities;

     *    private health insurers; and

     *    other third party payors, including Medicare.

     We cannot predict the availability of reimbursement for health care products. Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are limiting both coverage and the level of reimbursement for new drugs. Third-party insurance coverage may not be available to patients for any of our products.

     The continuing efforts of government and third-party payors to contain or reduce the costs of health care may limit our commercial opportunity. If government and other third-party payors do not provide adequate coverage and reimbursement for any product we bring to market, doctors may not prescribe them or patients may ask to have their physicians prescribe competing drugs with more favorable reimbursement. In some foreign markets, pricing and profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be federal and state proposals for similar controls. In addition, we expect that increasing emphasis on managed care in the United States will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we receive for any products in the future. Further, cost control initiatives could impair our ability to commercialize our products and our ability to earn revenues from this commercialization.

We Could Be Forced to Pay Substantial Damage Awards If Product Liability Claims That May Be Brought Against Us Are Successful.
-----------------------------------------------------

     We may be exposed to liability claims and financial losses resulting from the use or sale of our products. We may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts or scope to protect us against losses.

DESCRIPTION OF PROPERTY.
------------------------

     Our executive offices are located at 5063 North Riverpark Way, Provo, Utah 84604. We lease approximately 3,000 square feet at a lease price of $1,600 for a one year term that commenced on December 15, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
---------------------------------------------------------------

     The following table sets forth certain information as of August 18, 2005, regarding beneficial ownership of the shares of our common stock by (i) each person known by us to own more than five percent of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 42,556,500 shares of our common stock being outstanding on such date.

Name                           Positions Held       Shares Owned        %
----                           --------------       ------------       ---

John W. R. Miller              President and         25,093,592*       58.9%
5063 N. Riverpark Way          Director
Provo, Utah  84604

Christie Melanie Woodruff      Secretary/               195,000*        0.46%
Jones                          Treasurer and
5063 N. Riverpark Way          Director
Provo, Utah  84604

Clark M. Mower                 Director               8,357,864         19.6%
5509 Mountain View Drive
Mountain Green, Utah  84050

Smith Consulting Services, Inc. Stockholder           3,800,000          8.9%
455 East 500 So., #201
Salt Lake City,  Utah 84111

Total:                                               37,446,456*        87.9%

Directors and Officers (3)                           33,646,456*        79.1%

     * These amounts include 120,000 shares which are jointly owned by John W. R. Miller and Christie Melanie Woodruff Jones.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

    Except as indicated above or in Item 1.01, there are no arrangements or understandings that may result in a change in control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.
----------------------------------------------------------------

     Identity of Directors and Executive Officers.
     ---------------------------------------------

     See Item 5.02 below.

Family Relationships.
---------------------

     There are no family relationship by or between any of the directors or executive officers.

Pending Legal Proceedings.
--------------------------

     To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     To the knowledge of our management and during the past ten (10) years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION.
-----------------------

     For information on us and our directors and executive officers prior to the closing of the Merger with GeNOsys, please see our 2004 10-KSB that is incorporated by reference in Item 9.01.

     Compensation.
     -------------

     The following table sets forth the aggregate compensation paid by GeNOsys for services rendered during the periods indicated:

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation
                    Annual Compensation   Awards  Payouts
(a)          (b)      (c)   (d)   (e)    (f)   (g)     (h)   (i)

                                               Secur-
                                               ities         All
        Inception to             Other   Rest- Under-  LTIP  Other
Name and   Period   Salary Bonus Annual  ricte dlying  Pay-  Comp-
Position   Ended      ($)   ($)  Compen- Stock Options outs  ensat'n
---------------------------------------------------------------------

John W.R.  06/30/05    0     0     0       0     0      0      0
Miller,
President
& Director

Christie   06/30/05    0     0     0       0     0      0      0
Jones,
S/T and
Director

Clark M.   06/30/05    0     0     0       0     0      0      0
Mower,
Director

     Commencing November 1, 2005, John W. R. Miller will be paid an annual salary of $120,000 for his service as President and a director; and commencing on November 1, 2005, Christie Jones will be paid $30 per each hour worked for her service as Secretary/Treasurer and a director, to an annual maximum of $60,000.

     Stock Option Plans.
     -------------------

     No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to our Company's management during the period ended June 30, 2005, or for the calendar years ended December 31, 2004 or 2003. Further, no member of our Company's management has been granted any option or stock appreciation rights; accordingly, no tables relating to such items have been included within this Item.

     Compensation of Directors.
     --------------------------

     Subject to availability of funding, our outside Board members will each be paid $1,000 monthly for service as directors, commencing November 1, 2005. No additional amounts are payable to our Company's directors for committee participation or special assignments.

     Termination of Employment and Change of Control Arrangement.
     ------------------------------------------------------------

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from our Company, with respect to any director or executive officer of our Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with our Company, any change in control of the Company, or a change in the person's responsibilities following a change in control of our Company.

     Compliance with Section 16(a) of the Exchange Act.
     --------------------------------------------------

     All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been filed with respect to the change of control referenced in Items 1.01 and 5.01 on a timely basis.

     Audit, Nominating and Compensation Committees.
     ----------------------------------------------

     We have no audit, nominating or compensation committees; and we do not believe that our failure to have any of these committees at this time is material, based upon our current lack of any significant business operations; however, we will review these requirements annually in light of future operations and compliance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
-----------------------------------------------

     Transactions with Management and Others.
     ----------------------------------------

     Except as described below, there have been no material transactions involving $60,000 or more between GeNOsys and/or its directors, executive officers or five percent stockholders other than compensatory arrangements set forth under the caption "Executive Compensation," above.

     Our Board of Directors conditioned the completion of the Merger Agreement with GeNOsys on the execution and delivery of the Settlement Agreement and the Technology Transfer Agreement that are outlined in Item 1.01 above. Also see
Item 9.01. John W. R. Miller and Christie M. Woodruff Jones, respectively our President and Secretary/Treasurer and who held the same positions with GeNOsys, were both 1017975 Shareholders.

DESCRIPTION OF SECURITIES.
--------------------------


     For a complete description of our securities, see Part I, Item 8, of our 10-SB.

     GeNOsys is authorized to issue one class of securities, being comprised of $0.0001 par value common voting stock.

     The holders of GeNOsys' $0.0001 par value common stock had traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. GeNOsys common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the holders of GeNOsys common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. GeNOsys is now a wholly-owned subsidiary of ours.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.
--------

     Market Information.
     -------------------

     Our shares of common stock are traded on the OTC Bulletin Board under the symbol "AULN.OB"; however, there is not and has not been any "established trading market" for these securities. With the contemplated name change to "GeNOsys, Inc.," anticipated to be effective on or about October 10, 2005, we will be required to get another trading symbol.

     There has never been a publicly-traded market for the securities of GeNOsys.

     No assurance can be given that any "established trading market" will ever commence, or continue, if one does commence. The resale of "restricted securities" and other securities of our Company that are currently outstanding or that may be issued in the future could have an adverse effect on any such market that may commence or exist in the future. All 2,556,500 shares of our Company that were issued and outstanding immediately prior to the closing of the Merger with GeNOsys have satisfied all requirements of Rule 144 to be publicly traded; however, 1,302,500 of those shares are subject to resale by SCS under various Lock-Up/Leak-Out Agreements between SCS and the persons from whom these shares were acquired, that provide that for a period of 12 months from the closing of the GeNOsys Merger on August 18, 2005, that SCS can only sell 1/12th of these shares in any monthly period, on a non-cumulative basis, in accordance with the "manner of sale" and "brokers' transaction" requirements of Rule 144. "Non-cumulative is defined to mean that if no shares are sold in one monthly period, they cannot be carried over to the next period. As part of this share purchase, SCS cancelled a like number of shares of our common stock that were issued to it under the Merger Agreement with GeNOsys. This share purchase and cancellation was effected on September 12, 2005, and reduced our outstanding shares of common stock to 41,254,000 shares. For additional information about the share holdings in our Company of SCS, see SCS' Schedules 13D and 13D-1 that were respectively filed with the Securities and Exchange Commission on August 22, 2005, and September 22, 2005.

     On or after August 18, 2006, all of the remaining 38,687,500 shares or our currently outstanding common stock will be available for public resale under Rule 144, provided, however, the resale of certain of these shares will be subject to certain volume restrictions for those shares that are held by members of our management or other "affiliates" of our Company.

     Generally, "restricted securities" can be resold under Rule 144 once they have been held for at least one year (subparagraph (d) thereof), provided that the issuer of the securities satisfies the "current public information" requirements (subparagraph (c)) of the Rule; no more than 1% of the outstanding securities of the issuer are sold in any three month period (subparagraph (e)); the seller does not arrange or solicit the solicitation of buyers for the securities in anticipation of or in connection with the sale transaction and does not make any payment to anyone in connection with the sales transaction except to the broker/dealer whom executes the trade or trades in the securities (subparagraph (f)); the shares are sold in "brokers' transactions" only (subparagraph (g)); the seller files a Notice on Form 144 with the Securities and Exchange Commission at or prior to the sales transaction (subparagraph (h)); and the seller has a bona fide intent to sell the securities within a reasonable time of the filing of such Form. Once two years have lapsed, assuming the holder of the securities is not an "affiliate" of the issuer, unlimited sales can be made without further compliance with the terms and provisions of Rule 144.

     Holders.
     --------

     The number of record holders of our common stock as of September 20, 2005, was approximately 110.

     GeNOsys had approximately 79 holders of its common stock prior to the completion of the Merger with us, with the majority of whom were not "U. S. Persons" as defined in Regulation S of the Securities and Exchange Commission and who were 1017975 Shareholders who were required to execute and deliver the Settlement Agreement that was a condition to the closing of the GeNOsys Merger. See Item 1.01.

     Dividends.
     ----------

     We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty; however, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

     GeNOsys has not declared or paid any dividends since its inception.

Legal Proceedings.
------------------

     Neither us nor GeNOsys is a party to any pending legal proceeding and, to the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us or GeNOsys. No director, executive officer or affiliate of ours, GeNOsys or owner of record or beneficially of more than five percent of our or GeNOsys' common stock is a party adverse to us or GeNOsys or has a material interest adverse to us or GeNOsys in any proceeding.

Code of Ethics.
---------------

     We are in the process of adopting a Code of Ethics for our executive officers. We expect to adopt such a Code of Ethics at our next regularly scheduled Board of Directors meeting.

     GeNOsys also does not have a Code of Ethics, and as a wholly-owned subsidiary of ours, any Code of Ethics adopted by us will apply to GeNOsys.

RECENT SALES OF UNREGISTERED SECURITIES.
----------------------------------------

     Pursuant to the Merger Agreement, we issued 40,000,000 shares of our "restricted securities" to the stockholders of GeNOsys. The stockholders of GeNOsys acquired their shares as follows:

     (i) On inception, John W. R. Miller subscribed to purchase 24,873,592 shares for which he paid $2,487.36; and Clark M. Mower subscribed to purchase 8,357,864 shares for which he paid $835.79;

    (ii) Pursuant to the terms of the Compromise and Settlement Agreement, the 1017975 Shareholders were issued an aggregate of 2,768,544 shares;

   (iii) Pursuant to the terms of the Technology Transfer Agreement, all right, title and interest in and to the technology rights described therein were conveyed to GeNOsys for the amount of $20.00, which sum was paid by the issuance of an aggregate of 200,000 shares, 75,000 shares each to John W. R. Miller and Christie Woodruff Jones, and 25,000 shares each to Larry Kincade and Richard Bayly; and

    (iv) Pursuant to a Consulting Agreement executed March 31, 2005, with SCS and adopted and ratified by the Board of Directors of GeNOsys on July 14, 2005, SCS was issued 3,800,000 shares valued at $0.01 per share for services rendered to GeNOsys.

     These securities were issued to persons who were either "accredited investors," or "sophisticated investors" or who were not "U. S. Persons" who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in GeNOsys or our Company; and each had prior access to all material information about us and GeNOsys. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 506 of Regulation D of the Securities and Exchange Commission, which preempt state exemptions, and with respect to the those whom were not "U. S. Persons," pursuant to Regulation S of the Securities and Exchange Commission.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------------------------------------------

     Autoline.
     ---------

     Section 16-10a-902(1) of the Utah Revised Business Corporation
Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     GeNOsys.
     --------

     Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

     Section 78.751(1) of the NRS limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders,
(2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his corporate role.

FINANCIAL STATEMENTS OF GENOSYS.
--------------------------------

     See Item 9.01(a) below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     See Items 1.01, 2.01 and 5.01 above.

     Pursuant to the Merger Agreement with GeNOsys, the current officers and directors of GeNOsys became members of our Board of Directors and our executive officers, to serve until the next respective annual meetings of our stockholders and our Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations. Effective on August 18, 2005, they were: John W. R. Miller, President and Director; Christie M. Woodruff Jones, Secretary/Treasurer and Director; and Clark M. Mower, Director. Our directors and executive officers, James P. Doolin and Burke Staker, resigned, in seriatim, on closing of the Merger.

     The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with              with
         Name            Age        the Company               GeNOsys
         ----            ---        -----------               -------

John W. R. Miller        55         President and           President and
                                    Director                Director

Clark M. Mower           58         Director                Director

Christie M. Woodruff     23         Secretary/Treasurer     Secretary/
Jones                               and Director            Treasurer and
                                                            Director

    Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

     The following is a summary of the business experience of each of our current directors and executive officers:

John W. R. Miller. Mr. Miller is 55 years old. In 2003, he co-founded Alberta 1017975 with Christie Woodruff Jones. From 2001 to 2003, Mr. Miller was self-employed. Mr. Miller was the President and a Co-Founder of Pulmonox Medical Corp., a biotechnology corporation, where he worked from 1990 to 2001, where he was responsible for the FDA approval of inhaled nitric oxide therapy. Mr. Miller sold his interest in Pulmonox in 2001. Mr. Miller received a B.S. Degree in Education/Business from Brigham Young University in 1972.

Clark M. Mower.   Mr. Mower is a director of our Company and is 58 years old.
From December 2004 to the present, Mr. Mower has been the President/CEO and a director of Flexpoint Sensor Systems, Inc., a producer of sensors for automotive and industrial uses. His responsibilities include all areas of management, including staffing and financial responsibilities of a growing sensor company. From August 2002 to the present, Mr. Mower has also served as a co-founder and managing member of Polar Energy, LLC, of Mountain Green, Utah, and Littleton, Colorado, which provides consulting services to companies that are considering divestiture, mergers or acquisitions. From January 2000 to August 2002, Mr. Mower was Senior Vice President, Mergers and Acquisitions, Merchant Energy Group, with El Paso Energy in Golden, Colorado, where he worked on or lead teams that successfully closed power related acquisitions and divestitures. Mr. Mower studied Business and Accounting at the University of Utah.

Christie M. Woodruff Jones. Ms. Jones is 23 years old. Ms. Jones co-founded Alberta 1017975 in 2003 and is the President of Alberta 1017975. In fall of 2003, she became President of GeNOsys Canada, a biotechnology corporation. Ms. Jones has been Executive Assistant to John W.R. Miller since 1999. Her responsibilities included: tracking nitric oxide research projects, supervising manufacturing contractors, payroll, scheduling, and supervision of personnel. Ms. Jones studied mathematics at Grants MacEwan Community College in Edmonton, Alberta, Canada.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     To the knowledge of management, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company or of GeNOsys:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

             (ii)   Engaging in any type of business practice; or

              ii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.


Item 9.01     Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

                          GeNOsys, Inc.

                      Financial Statements
                         June 30, 2005

                          GeNOsys, Inc.
                         Balance Sheet
                         June 30, 2005

                                   ASSETS

    Assets
         Current Assets
              Cash                                     $     3,323
                                                       -----------
                   Total Current Assets                      3,323
                                                       -----------
                                  Total Assets         $     3,323
                                                       ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Liabilities
         Current Liabilities                           $         0
                                                       -----------
                   Total Current Liabilities                     0
                                                       -----------
                             Total Liabilities         $         0

    Stockholders' Equity
         Common Stock - 50,000,000 shares authorized,
         par value of $0.0001 per share, 33,231,456
         shares issued and outstanding                       3,323
                                                       -----------
                   Total Stockholders' Equity                3,323
                                                       -----------
                   Total Liabilities and Stockholders'
                   Equity                              $     3,323
                                                       ===========


          See accompanying notes to the financial statements

                            GeNOsys, Inc.
                Notes to Interim Financial Statements
                            June 30, 2005


NOTE 1   BASIS OF PRESENTATION

       The accompanying financial statements have been prepared without audit, pursuant to the rules and regulations of the Security and Exchange Commission. The interim financial statements reflect all adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the period.

       Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

NOTE 2 - GOING CONCERN

       The Company does not have significant assets, nor has it established operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. It is the intent of the Company to seek a merger with an existing, well-capitalized operating company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3   EQUITY TRANSACTIONS

       On June 30, 2005, the Company issued 33,231,456 shares, at par value, for $3,323 cash.

NOTE 4   SUBSEQUENT EVENTS

       On August 18, 2005, the Company entered into an agreement and plan of merger with The Autoline Group, Inc ("Autoline"). All outstanding shares of the Company were converted into and exchanged for one share of Autoline. In conjunction with this agreement, GeNOsys issued 200,000 shares of stock in order to obtain intellectual property rights. In addition, GeNOsys issued 2,768,544 shares as part of a compromise and settlement agreement to obtain additional intellectual property rights. Furthermore, GeNOsys issued 3,800,000 shares for a consulting agreement. Finally, a shareholder paid attorney fees of $20,000 on behalf of GeNOsys. Autoline agreed to pay a director $25,000 for an Indemnification Agreement.

          (b)  Pro Forma Financial Information.

                          GeNOsys, Inc.
           [Formerly known as The Autoline Group, Inc.]
                  Pro Forma Financial Statements
                          June 30, 2005

                          GeNOsys, Inc.
                     Pro Forma Balance Sheet
                          June 30, 2005
                           (Unaudited)

                                                                  Pro Forma
                                                              Giving Effect to
                        Autoline                                Merger as of
                       Group, Inc. GeNOsys, Inc. Adjustments   June 30, 2005
Current Assets:
     Cash and cash
      equivalents           8,161         3,323       (8,161)          3,323
                       ----------  ------------  -----------  --------------
     Total current
      assets                8,161         3,323       (8,161)          3,323

Other assets:
     Intangible assets          0             0          677             677
                       ----------  ------------  -----------   -------------
     Total other assets         0             0          677             677
                       ----------  ------------  -----------   -------------
Total Assets                8,161         3,323       (7,484)          4,000
                       ==========  ============  ===========   =============
Current Liabilities:
     Accrued
      Liabilities           4,067             0       (4,067)              0
     Sales Tax Payable      4,587             0       (4,587)              0
     Related Party
      Payable              36,167             0      (16,167)         20,000
                      -----------  ------------  -----------  --------------
     Total current
      liabilities          44,821             0      (24,821)         20,000

Related Party Note
Payable                    15,258             0      (15,258)              0
                      -----------  ------------  -----------  --------------
Total Liabilities          60,079             0      (40,079)         20,000

Stockholders' Equity:
     Common Stock           2,557         3,323       36,677          42,557
     Paid-in Capital       26,243             0      (64,800)        (38,557)
     Accumulated Deficit  (80,718)            0       60,718         (20,000)
                     ------------  ------------  -----------  --------------
     Total
      stockholders'
      equity              (51,918)        3,323       32,595         (16,000)
                     ------------  ------------  -----------  --------------
Total Liabilities and
Stockholders' Equity        8,161         3,323       (7,484)          4,000
                     ============  ============  ===========  ==============

    See accompanying notes to Pro Forma Financial Statements.

                          GeNOsys, Inc.
             Notes to Pro Forma Financial Statements
                          June 30, 2005
                           (Unaudited)

Note 1    DESCRIPTION OF THE TRANSACTION

     Effective August 18, 2005, Autoline Group, Inc. ("Autoline"), entered into an agreement and plan of merger ("the agreement") with GeNOsys, Inc. ("GeNOsys") a Nevada corporation. The agreement calls for each share of issued and outstanding common stock of GeNOsys be converted into and exchanged for one share of Autoline. In conjunction with this agreement, the Company had the option of paying a director $25,000 or divesting a newly created subsidiary, The Autoline Group 2, Inc., which includes the automobile dealership operations, for an Indemnification Agreement. These Pro Forma Statements have been prepared under the assumption that the Company chose the option to divest the dealership operations, which is currently the intent of management. Accordingly, the remaining assets and liabilities were divested through the subsidiary. Also pursuant to this agreement, GeNOsys issued 200,000 shares of stock in order to obtain intellectual property rights. In addition, GeNOsys issued 2,768,544 shares as part of a compromise and settlement agreement to obtain additional intellectual property rights. Furthermore, GeNOsys issued 3,800,000 shares for a consulting agreement. Finally, a shareholder paid attorney fees of $20,000 on behalf of GeNOsys.

          (c)(i) Registrant's Exhibits:

          Exhibits Previously Filed With Initial Current Report:
          ------------------------------------------------------

          2.1     Agreement and Plan of Merger

                  Exhibit A         Compromise and Settlement Agreement
                  Exhibit B         Shareholder consent to Proposed Merger
                  Exhibit C         Technology Transfer Agreement
                  Schedule 2.1      GeNOsys Disclosure Schedule
                  Schedule 3.1      Autoline Disclosure Schedule
                  Schedule 6.4(b)   Indemnification Agreement

          3       Certificate of Merger

          (c)(ii) GeNOsys' Exhibits:

          3.1     Articles of Incorporation.

          3.2     Bylaws.

          Documents Incorporated by Reference:
          ------------------------------------


10-SB Registration Statement, as amended, filed with the Securities and Exchange Commission on December 9, 2002.
     Part I, Item 8: Description of Securities.

10-KSB Annual Report for the year ended November 30, 2004, filed with the Securities and Exchange Commission on February 24, 2005.
     Part I, Item 1: Business.

10-QSB Quarterly Report for the quarter ended May 31, 2005, filed with the Securities and Exchange Commission on July 14, 2005.











                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        The AUTOLINE GROUP, INC.


Date: 09/27/05                          s/ John W. R. Miller
      --------------                    ------------------------
                                        John W. R. Miller
                                        President and Director